MDU Resources Reaffirms 2006 and Initiates 2007 Earnings Guidance

BISMARCK, N.D. - Dec. 5, 2006 - MDU Resources Group, Inc. (NYSE:MDU) announced today that the company is maintaining its 2006 earnings per share guidance. Projected earnings per common share, diluted, for 2006 are expected to be in the range of $1.50 to $1.65. The company also announced projections on earnings per common share for 2007. Earnings per common share, diluted, for 2007 are expected to be in the range of $1.45 to $1.65.

“MDU Resources expects to have another record year in 2006 driven by the ongoing strength of our markets and our continued focus on being a low-cost provider,” said President and Chief Executive Officer Terry D. Hildestad. “As we look ahead to 2007, our solid base of assets is expected to continue to perform well for our shareholders. We will continue our disciplined growth. We expect to drill more than 400 wells and increase production and reserves at our natural gas and oil production segment.

“In addition, our construction materials and mining business is making a concentrated effort to expand its presence in the higher-margin materials business and is pursuing numerous acquisition opportunities. Our construction services segment continues to focus on controlling costs and moving into more profitable market areas. Our utility business expects to acquire Cascade Natural Gas Corp. and begin construction of new rate-based generation for our electric business. We are excited about 2007 and look forward to creating superior shareholder value through the outstanding opportunities we see.”

The company also announced today that it is considering the sale of a portion of the assets at its independent power production business unit. As part of its strategy for enhancing shareholder value, the company continuously considers opportunities for acquisitions, business combinations and other strategic alternatives, including the sale of non-strategic assets. Based on this review, the strong market for these types of assets, and changes that have occurred in the marketplace, the company believes that the disposition of a portion of this business unit’s assets may provide the shareholders a greater benefit than can be achieved by continued ownership. In addition, although the company has demonstrated more than adequate credit capacity for planned growth requirements, funds received from any sale would be applied to reduce potential equity needs.

OUTLOOK

The following information includes highlights of the key growth strategies, projections and certain assumptions for the company and its subsidiaries and other matters for each of the company’s businesses. Many of these highlighted points are forward-looking statements. There is no assurance that the company’s projections, including estimates for growth and changes in revenues and earnings, will in fact be achieved. Please refer to assumptions contained in this section, as well as the various important factors listed at the end of this document under the heading “Risk Factors and Cautionary Statements that May Affect Future Results.” Changes in such assumptions and factors could cause actual future results to differ materially from targeted growth, revenue and earnings projections.

MDU Resources Group, Inc.
•	Earnings per common share for 2006, diluted, are projected in the range of $1.50 to $1.65.
•	Earnings per common share for 2007, diluted, are projected in the range of $1.45 to $1.65.
•	The company’s long-term compound annual growth goal on earnings per share is in the range of 7 percent to 10 percent.
•
The company anticipates investing approximately $620 million in capital expenditures during 2006 and approximately $540 million in 2007, excluding approximately $475 million related to the anticipated mid-2007 acquisition of Cascade Natural Gas Corp.

Natural Gas and Oil Production
•	The company’s long-term compound annual growth goal for production is in the range of 7 percent to 10 percent. The company expects production growth to be within this range in 2006 and 2007.
•	The company expects to drill more than 350 wells in 2006 and more than 400 wells in 2007.
•
The company's 2007 earnings guidance reflects estimated NYMEX prices for natural gas in the range of $6.75 to $7.25 per thousand cubic feet (Mcf), Ventura prices in the range of $6.25 to $6.75 and CIG prices in the range of $5.25 to $5.75. During 2006, the company expects that more than three-fourths of this segment’s natural gas production will be priced at non-NYMEX prices, the majority of which is expected at Ventura pricing.

•	Estimates of NYMEX crude oil prices, reflected in the company’s 2007 earnings guidance, are projected in the range of $58 to $63 per barrel.
•
For 2007, the company has hedged approximately 25 percent to 30 percent of its estimated natural gas production. The hedges that are in place as of Dec. 4, 2006, for 2007 are summarized in the following chart:

Commodity	Index*	Period Outstanding	Forward Notional Volume (MMBtu)/(Bbl)	Price Swap or Costless Collar Floor-Ceiling (Per MMBtu/Bbl)
Natural Gas	Ventura	1/07 - 12/07	1,825,000	$8.00-$11.91
Natural Gas	Ventura	1/07 - 12/07	912,500	$8.00-$11.80
Natural Gas	Ventura	1/07 - 12/07	912,500	$8.00-$11.75
Natural Gas	Ventura	1/07 - 12/07	1,825,000	$7.50-$10.55
Natural Gas	CIG	1/07 - 12/07	1,825,000	$7.40
Natural Gas	CIG	1/07 - 12/07	1,825,000	$7.405
Natural Gas	Ventura	1/07 - 12/07	1,460,000	$8.25-$10.80
Natural Gas	CIG	1/07 - 12/07	912,500	$7.50-$9.12
Natural Gas	Ventura	1/07 - 12/07	1,825,000	$8.29
Natural Gas	Ventura	1/07 - 3/07	450,000	$8.00-$9.80
Natural Gas	Ventura	1/07 - 12/07	1,825,000	$7.85-$9.70
Natural Gas	Ventura	1/07 - 12/07	3,650,000	$7.67

 *Ventura is an index pricing point related to Northern Natural Gas Co.’s system; CIG is an index pricing point related to Colorado Interstate Gas Co.’s system.

Construction Materials and Mining
•
A key element of the company’s long-term strategy for this business is to further expand its presence in the higher-margin materials business (rock, sand, gravel, asphalt cement, ready-mixed concrete and related products), complementing and expanding on the company’s expertise. Ongoing efforts to increase margin are being pursued through the implementation of a variety of continuous improvement programs, including corporate purchasing of equipment, parts and commodities (asphalt cement, diesel fuel, cement, etc.), negotiation of contract price escalation provisions and the utilization of national purchasing accounts. Ownership of, and access to, aggregate reserves is key to the company’s vertical integration strategy.

•	Revenues in 2007 are expected to be slightly lower than projected 2006 record levels.
•	Work backlog as of Sept. 30 of approximately $594 million includes a higher expected average margin than the backlog of $597 million at Sept. 30, 2005.

 Construction Services
•	Revenues in 2006 will be significantly higher than 2005 record levels.
•	The company expects higher margins in 2006 as compared to 2005 levels.
•	Revenues in 2007 are expected to be somewhat lower than projected 2006 record levels.
•	The company will continue to focus on costs and efficiencies to improve margins.
•	Work backlog as of Sept. 30 was approximately $505 million compared to $406 million at Sept. 30, 2005.

Pipeline and Energy Services
•
Through minor compressor modifications, firm capacity for the Grasslands Pipeline increased from 90,000 Mcf per day to 97,000 Mcf per day effective Nov. 1. Ultimate expansion could reach 200,000 Mcf per day. Based on anticipated demand, additional incremental expansions using cost-effective compressor additions are forecasted over the next few years.

•	In 2006, total gathering and transportation throughput is expected to increase approximately 15 percent over 2005 levels.
•	In 2007, total gathering and transportation throughput is expected to be consistent with projected 2006 record levels.

Electric and Natural Gas Distribution
•
The company is analyzing potential projects for accommodating load growth and replacing an expired purchased power contract with company-owned generation. This will add to the company’s base-load capacity and rate base. New generation is projected to be on line in late 2011 or early 2012. A major commitment decision on the project will be made in mid-2007. A filing in North Dakota for prudence approval of the potential Big Stone II generation project was made in November.

•
The corporation has entered into a definitive merger agreement to acquire Cascade Natural Gas Corp. for cash consideration of $26.50 per share. The total value of the transaction, including the assumption of certain indebtedness, is approximately $475 million. When the acquisition is completed, it is expected to significantly enhance regulated earnings and cash flows. The shareholders of Cascade approved a merger agreement in a special meeting Oct. 27. The Cascade merger has also has received Hart-Scott-Rodino approval. All required regulatory filings for approval of the merger were made in November. Regulatory approvals are anticipated by mid-2007.

•	These businesses continue to pursue growth by expanding energy-related services.

Independent Power Production
•
Earnings at this segment are expected to be significantly lower in 2006 compared to 2005, reflecting primarily the sale of the company’s Brazilian electric generating facility in June 2005, significantly higher interest expense related to the construction of the Hardin Generating Facility and lower revenues because of the bridge contract renewal at the Brush Generating Facility. The bridge contract will be replaced by a more favorably priced 10-year contract beginning in May 2007.

•
In October, the company sold 100 percent of its membership interest in the recently formed Lea Power Partners to Hobbs Power Funding, LLC, an indirect subsidiary of ArchLight Energy Partners Fund III, L.P. Lea Power Partners was formed to develop a 550-megawatt combined-cycle generating facility to be built near Hobbs, N.M. Colorado Energy Management has signed an agreement to construct the new facility and is in negotiations to operate the facility. Onsite construction is expected to begin by the spring of 2007 with power coming on line by the summer of 2008. Revenues associated with the sale are expected to be recognized over the period of construction of the new facility.

•	The company is considering the disposition of a portion of the assets held by this segment.

Upcoming Webcast
The company will webcast its presentation regarding operational strategy, financials and 2007 guidance to the financial community at 12:30 p.m. EST Dec. 6. The event can be accessed at www.mdu.com. A replay will be available.

Risk Factors and Cautionary Statements that May Affect Future Results
The information in this release includes certain forward-looking statements, including earnings per share guidance and statements by the president and chief executive officer of MDU Resources, within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, actual results may differ materially. Following are important factors that could cause actual results or outcomes for the company to differ materially from those discussed in forward-looking statements.
•
The company’s natural gas and oil production and pipeline and energy services businesses are dependent on factors, including commodity prices and commodity price basis differentials, that cannot be predicted or controlled.

•	The construction, startup and operation of power generation facilities may involve unanticipated changes or delays that could negatively impact the company’s business and its results of operations.
•	Economic volatility affects the company’s operations, as well as the demand for its products and services and, as a result, may have a negative impact on the company’s future revenues.
•
The company relies on financing sources and capital markets. If the company is unable to obtain economic financing in the future, the company’s ability to execute its business plans, make capital expenditures or pursue acquisitions that the company may otherwise rely on for future growth could be impaired.

•
Some of the company’s operations are subject to extensive environmental laws and regulations that may increase costs of operations, impact or limit business plans, or expose the company to environmental liabilities.

•
One of the company’s subsidiaries is subject to ongoing litigation and administrative proceedings in connection with its coalbed natural gas development activities. These proceedings have caused delays in coalbed natural gas drilling activity, and the ultimate outcome of the actions could have a material negative effect on existing coalbed natural gas operations and/or the future development of its coalbed natural gas properties.

•	The company is subject to extensive government regulations that may delay and/or have a negative impact on its business and its results of operations.
•
The value of the company’s investments in foreign operations may diminish because of political, regulatory and economic conditions and changes in currency exchange rates in countries where the company does business.

•
The company’s pending acquisition of Cascade may be delayed or may not occur if certain conditions are not satisfied. Upon completion of the acquisition, if the company is unable to integrate the Cascade operations effectively, its future financial position or results of operations may be adversely affected.

•
One of the company’s subsidiaries is engaged in litigation with a nonaffiliated natural gas producer that has been conducting drilling and production operations that the subsidiary believes is causing diversion and loss of storage gas from one of its storage reservoirs. If the subsidiary is not able to obtain relief through the courts or regulatory process, its storage operations could be materially and adversely affected.

•	Weather conditions can adversely affect the company’s operations and revenues, as evidenced by hurricanes in the Gulf Coast region in 2005 causing some reduction in natural gas and oil production.
•	Competition is increasing in all of the company’s businesses.
•	Other factors that could cause actual results or outcomes for the company to differ materially from those discussed in forward-looking statements include:
▪	Acquisition, disposal and impairments of assets or facilities.
▪	Changes in operation, performance and construction of plant facilities or other assets.
▪	Changes in present or prospective generation.
▪	The availability of economic expansion or development opportunities.
▪	Population growth rates and demographic patterns.
▪	Market demand for, and/or available supplies of, energy- and construction-related products and services.
▪	Cyclical nature of large construction projects at certain operations.
▪	Changes in tax rates or policies.
▪	Unanticipated project delays or changes in project costs, including related energy costs.
▪	Unanticipated changes in operating expenses or capital expenditures.
▪	Labor negotiations or disputes.
▪	Inability of the various contract counterparties to meet their contractual obligations.
▪	Changes in accounting principles and/or the application of such principles to the company.
▪	Changes in technology.
▪	Changes in legal or regulatory proceedings.
▪	The ability to effectively integrate the operations and the internal controls of acquired companies.
▪	The ability to attract and retain skilled labor and key personnel.
▪	Increases in employee and retiree benefit costs.

For a further discussion of these risk factors and cautionary statements, refer to Item 1A - Risk Factors in the company’s most recent Form 10-K and Form 10-Q.

MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure. MDU Resources includes natural gas and oil production, construction materials and mining, domestic and international independent power production, natural gas pipelines and energy services, electric and natural gas utilities, and construction services. For more information about MDU Resources, see the company’s Web site at www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

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Contacts:

Financial:
Vernon A. Raile, executive vice president, treasurer and chief financial officer, (701) 530-1003
Phyllis A. Rittenbach, director of investor relations, (701) 530-1057

Media:
Linda Donlin, director of communications and public relations, (701) 530-1700